                                                     Registration No. 333-______
     As filed with the Securities and Exchange Commission on August 8, 1996
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                   CDI Corp.
             (Exact name of Registrant as specified in its charter)

              Pennsylvania                            23-2394430
        (State of Incorporation)                   (I.R.S. Employer
                                                Identification Number)

                          1717 Arch Street, 35th Floor
                        Philadelphia, Pennsylvania 19013
                                 (215) 569-2200
                            -----------------------
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                           Joseph R. Seiders, Esquire
                                   CDI Corp.
                          1717 Arch Street, 35th Floor
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-2200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -----------------------
                                   Copies to:
                           Barton J. Winokur, Esquire
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                     Philadelphia, Pennsylvania  19103-2793
                                 (215) 994-2505
                            -----------------------
      Approximate date of commencement of the proposed sale to the public:
   As soon as practicable on or after the effective date of this Registration
                                   Statement.
                            -----------------------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box: [_]

   Pursuant to Rule 429 under the Securities Act, this Registration Statement
contains a combined prospectus which relates to 11,800   shares of Common Stock
of the Registrant previously registered on Form S-3, Registration No. 33-25801, effective December 23, 1988.
                            -----------------------
                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
    Title of each Class of        Amount to     Proposed Maximum     Proposed Maximum         Amount of
 Securities to be Registered    be Registered    Offering Price          Aggregate       Registration Fee(2)
                                                   Per Unit(1)       Offering Price(1)
- --------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value
  per share...................     511,800          $28.6875           $14,682,263             $5001
==============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average high and low prices reported on the New York Stock Exchange on August 6, 1996.
(2) A filing fee of $62 was previously paid relating to 11,800 shares of Common Stock being carried forward from Registration Statement Form S-3, Registration No. 33-25801, pursuant to Rule 429 under the Securities Act. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 8, 1996
PROSPECTUS
                                 511,800 Shares

                                   CDI CORP.

                     Common Stock Par Value $.10 per Share
                                -----------------


  All of the shares of Common Stock offered hereby (the "Shares") are being sold by the Selling Shareholders. CDI Corp. (the "Company") will not receive any proceeds from the sale of the Shares. Expenses of the offering will be borne by the Selling Shareholders.

  The Common Stock of the Company is traded on the New York Stock Exchange under the symbol "CDI".

  The Shares may be sold from time to time in one or more transactions (which may include block transactions) on the New York Stock Exchange or in privately negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.
                                ----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

                 The date of this Prospectus is ________, 1996.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange and such reports, proxy statements and other information may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes a part of a registration statement on Form S-3 (herein, together with all exhibits thereto, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
  The following documents heretofore filed by the Company with the Commission are incorporated in this Prospectus by reference:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No.1-5519).

   2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (Commission File No. 1-5519).

   3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 (Commission File No. 1-5519).

   4. The Description of Capital Stock incorporated by reference into the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act (Commission File No. 1-5519).

  In addition, all documents filed by the Company with the Commission after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the termination of the offering made hereby shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Certain information incorporated by reference herein contains forward-looking statements as such term is defined in Section 27A of the Securities Act and
Section 21E of the Exchange Act. Certain factors as discussed therein could cause actual results to differ materially from those in the forward-looking statements.

  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the foregoing documents incorporated by reference herein, including exhibits specifically incorporated by reference in such documents but excluding all other exhibits to such documents. Requests should be made to:
Joseph R. Seiders, Senior Vice President and Secretary, CDI Corp., 1717 Arch Street, 35th Floor, Philadelphia, Pennsylvania 19103-2768, (215) 569-2200.


                                  THE COMPANY

     CDI Corp. provides staffing and technical services to a broad range of customers. The Company serves its customers through three business segments:
  Technical Services, Temporary Services and Management Recruiters. The Technical Services segment offers four types of technical personnel services: technical personnel staffing, managed staffing, managed technical outsourcing and consulting. The Temporary Services segment provides clerical, secretarial, office support, new product demonstration and survey personnel and some semi-skilled light industrial personnel to customers on a temporary basis. The Management Recruiters segment primarily recruits management, technical, sales and clerical personnel for permanent employment positions on a contingent fee basis.

     CDI Corp. is a holding company incorporated in Pennsylvania in 1985 as the successor to CDI Corporation, which was incorporated in 1950. Its principal executive offices are located at 1717 Arch Street, 35th Floor, Philadelphia, Pennsylvania 19103-2768, and its telephone number is (215) 569-2200.


                              SELLING SHAREHOLDERS

      The Selling Shareholders are five Sprinkle Trusts No. 2 established by Walter R. Garrison, President of the Company, for the respective benefit of his five children, Bruce R. Garrison, C. Jeffrey Garrison, Mark R. Garrison, Pamela G. Phelan and Susan K. Garrison. Each of the five Sprinkle Trusts No. 2 has registered 102,360 shares of Common Stock for sale pursuant to this Prospectus and such shares may be offered from time to time by the Selling Shareholders.

     The trustees of each of the five Sprinkle Trusts No. 2 are Donald W. Garrison (brother of Walter R. Garrison), Allen I. Rosenberg and Barton J. Winokur. Barton J. Winokur is a director of the Company. All of the trustees are also trustees of the five Sprinkle Trusts No. 3 established by Walter R. Garrison for the benefit of his five children. Messrs. Rosenberg and Winokur are also trustees of the five Sprinkle Trusts No. 1 and five Income Accumulation Trusts Under Sprinkle Trusts No. 1 ("Income Accumulation Trusts") established by Walter R. Garrison for the respective benefit of the same five beneficiaries. As described below, the five Sprinkle Trusts No. 3, the five Sprinkle Trusts No. 1 and the five Income Accumulation Trusts own a substantial number of shares of Common Stock of the Company. Some or all of the trustees identified herein are holders of Common Stock of the Company in their individual capacities, but none of the Shares offered hereby are being offered for any trustee's individual account.

      As of the date of this Prospectus, Sprinkle Trust No. 2 f/b/o Bruce R. Garrison owns 635,584 shares of Common Stock, or 3.2% of the outstanding Common Stock of the Company, and following the sale of the Shares offered hereby, such trust will own 533,224 shares of Common Stock (2.7%). As of the date of this Prospectus, Sprinkle Trust No. 2 f/b/o C. Jeffrey Garrison owns 689,360 shares of Common Stock (3.5%), and following the sale of the Shares offered hereby, such trust will own 587,000 shares of Common Stock (3.0%). As of the date of this Prospectus, Sprinkle Trust No. 2 f/b/o Mark R. Garrison owns 658,083 shares of Common Stock (3.3%), and following the sale of the Shares offered hereby, such trust will own 555,723 shares of Common Stock (2.8%). As of the date of this Prospectus, Sprinkle Trust No. 2 f/b/o Pamela
  G. Phelan owns 678,360 shares of Common Stock (3.4%), and following the sale of the Shares offered hereby, such trust will own 576,000 shares of Common Stock (2.9%). As of the date of this Prospectus, Sprinkle Trust No. 2 f/b/o Susan K. Garrison owns 667,860 shares of Common Stock (3.4%), and following the sale of the Shares offered hereby, such trust will own 565,500 shares of Common Stock (2.9%).

     As of the date of this Prospectus, Sprinkle Trust No. 1 f/b/o Bruce R. Garrison owns 108,786 shares of Common Stock (0.5%), Sprinkle Trust No. 1 f/b/o C. Jeffrey Garrison owns 113,990 shares of Common Stock (0.6%), Sprinkle Trust No. 1 f/b/o Mark R. Garrison owns 107,959 shares of Common Stock (0.5%), Sprinkle Trust No. 1 f/b/o Pamela G. Phelan owns 113,990 shares of Common Stock (0.6%) and Sprinkle Trust No. 1 f/b/o Susan K. Garrison owns 112,220 shares of Common Stock (0 .6%).

     As of the date of this Prospectus, Sprinkle Trust No. 3 f/b/o Bruce R. Garrison owns 394,018 shares of Common Stock (2.0%), Sprinkle Trust No. 3 f/b/o C. Jeffrey Garrison owns 417,000 shares of Common Stock (2.1%), Sprinkle Trust No. 3 f/b/o Mark R. Garrison owns 408,500 shares of Common Stock (2.1%), Sprinkle Trust No. 3 f/b/o Pamela G. Phelan owns 417,000 shares of Common Stock (2.1%) and Sprinkle Trust No. 3 f/b/o Susan K. Garrison owns 404,000 shares of Common Stock ( 2.0%).

     As of the date of this Prospectus, each of the five Income Accumulation Trusts owns 12,150 shares of Common Stock (0.1%). None of the shares of Common Stock owned by the Sprinkle Trusts No. 1, the Sprinkle Trusts No. 3 or the Income Accumulation Trusts are being offered hereby.

                                 LEGAL MATTERS

     Legal matters in connection with the authorization and issuance of the shares of Common Stock offered hereby have been passed upon by Dechert Price & Rhoads, Philadelphia, Pennsylvania. Barton J. Winokur, a director and shareholder of the Company, is a partner of Dechert Price & Rhoads.

                                    EXPERTS

     The financial statements of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K of CDI Corp. for the year ended December 31, 1995, have been so incorporated in reliance on the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON HAS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO

  MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CERATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


  Item 14. Other Expenses of Issuance and Distribution.

      SEC Registration Fee..................................   $ 5,001
      Legal Fees and Expenses...............................     2,000
      Accounting Fees and Expenses..........................     2,000
      Printing Expenses.....................................     1,000
      Miscellaneous (including Blue Sky fees and expenses)..       499
                                                               -------
      Total.................................................   $10,500
                                                               =======

     Each amount set forth above, except for the SEC registration fee, is estimated.


  Item 15.  Indemnification of Directors and Officers.

     Section 410 of the Pennsylvania Business Corporation Law authorizes indemnification if the person to be indemnified acted in good faith and in a manner he believed was not opposed to the best interests of the Company and had no reasonable cause to believe was unlawful. Whether the person to be indemnified acted in good faith shall be determined by the members of the Board not parties to such litigation, independent counsel or shareholders. Such indemnity shall not be allowed in a derivative suit in which such person is adjudged liable for negligence or misconduct except to the extent allowed by the court. Whether such proceeding is brought by or in the right of the Company or otherwise, indemnification shall be allowed only as specifically authorized by the Board in each case. Section 9-04 of the Company's bylaws extends the right of each director or officer of the Company to indemnification by the Company to include amounts awarded in or paid in settlement of an action by or in the right of the Company, and provides generally that the Company shall pay expenses incurred by such persons in defending an actions in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification by the Company.

     The Pennsylvania Directors' Liability Act (the "DLA"), which became effective in 1987, permits Pennsylvania corporations to limit the liability of directors in the manner provided by the DLA. At the 1987 annual meeting, the shareholders approved new provisions for the Company's bylaws to limit the liability of directors to the extend permitted by the DLA. These provisions
  (a) limit the directors' personal liability for monetary damages arising out of breaches of their fiduciary duty of care, without changing the statutory requirement that they perform their duties with diligence and care, (b) extend the right of each director, officer, employee or agent of the Company to indemnification by the Company to include amounts awarded in or paid in settlement of an action by or in the right of the Company, and (c) provide generally that the Company pay expenses incurred by such persons in defending an action in advance of its final disposition, provided the person receiving such advances undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification by the Company.

     The Company maintains directors' and officers' liability insurance, as permitted by its bylaws, with a current policy limit of $ 15,000,000.

  Item 16.  Exhibits.


        Exhibit No.                          Exhibit Description
       -------------         ---------------------------------------------------
             5               Opinion of Dechert Price & Rhoads.

           23(a) Consent of Dechert Price & Rhoads (contained in their opinion filed herewith as Exhibit 5).

           23(b)             Consent of KPMG Peat Marwick LLP.

            25               Power of Attorney (contained on signature page).

================================================================================

  Item 17.  Undertakings.

  A. Undertaking required by Item 512(a) of Regulation S-K.
     -----------------------------------------------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  B. Undertaking required by Item 512(b) of Regulation S-K.
     -----------------------------------------------------

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Undertaking required by Item 512(h) of Regulation S-K.
     -----------------------------------------------------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  D. Undertaking required by Item 512(i) of Regulation S-K.
     -----------------------------------------------------
     The Company hereby undertakes that:

     (1) For purposes of determining the liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on August 8, 1996.





                                       CDI CORP.


                                       By:   /s/ Walter R. Garrison
                                       ------------------------------------
                                             Walter R. Garrison, President
                                             and Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Walter R. Garrison, Edgar D. Landis and Joseph
  R. Seiders, and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Name                   Title             Date                Signature
- -----------------------      ----------------  --------------    ------------------------
Walter R. Garrison           President,        August 8, 1996    /s/ WALTER R. GARRISON
                             Chief Executive                     ------------------------
                             Officer and
                             Director
                             (Principal
                             Executive
                             Officer)


           Name                   Title             Date                Signature
- -----------------------      ----------------  --------------    ------------------------
Edgar D. Landis              Executive Vice    August 8, 1996    /s/ EDGAR D. LANDIS
                             President,                          ------------------------
                             Finance and
                             Director
                             (Principal
                             Financial and
                             Accounting
                             Officer)

Walter E. Blankley           Director          August 8, 1996    /s/ WALTER E. BLANKLEY
                                                                 ------------------------

Christian M. Hoechst         Director          August 8, 1996    /s/ CHRISTIAN M. HOECHST
                                                                 ------------------------

Lawrence C. Karlson          Director          August 8, 1996    /s/ LAWRENCE C. KARLSON
                                                                 ------------------------

Allen M. Levantin            Director          August 8, 1996    /s/ ALLEN M. LEVANTIN
                                                                 ------------------------

Alan B. Miller               Director          August 8, 1996    /s/ ALAN B. MILLER
                                                                 ------------------------

Barton J. Winokur            Director          August 8, 1996    /s/ BARTON J. WINOKUR
                                                                 ------------------------

=======================================================================================

                                 EXHIBIT INDEX
  Exhibit Numbers are in accordance with the Exhibit Table in Item 601 of Regulation S-K:


        Exhibit No.                       Exhibit Description                    Page
  ---------------------      --------------------------------------------        ----
             5               Opinion of Dechert Price & Rhoads............       II-7

           23(a)             Consent of Dechert Price & Rhoads (Contained
                             in opinion contained in Exhibit 5)...........          *


           23(b)             Consent of KPMG Peat Marwick LLP.............       II-8


            25               Power of Attorney (contained on page II-3)...          *


================================================================================
  * Not applicable.